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                                                                    EXHIBIT 10.2


                                ESCROW AGREEMENT



     ESCROW AGREEMENT (this "Agreement"), dated as of June 8, 1999, by and among Racom Systems, Inc., a Delaware corporation (the "Company"), Kaplan Gottbetter & Levenson, LLP (the "Escrow Agent") and the parties who have executed this Agreement as the Purchaser on the last page hereof (individually, the "Purchaser" and collectively, the "Purchasers").

                                    Recitals

     A. Simultaneously with the execution of this Agreement, the Purchasers have entered into a Common Stock Purchase Agreement, dated as of the date hereof (the "Purchase Agreement") incorporated herein by reference, pursuant to which the Purchasers have agreed to purchase 17,000,000 shares of Common Stock, $.01 par value (the "Common Stock") of the Company.

     B. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement with respect to the Purchase Price (as defined in the Purchase Agreement) to be paid for the Common Stock and the delivery of one or more certificate representing the Common Stock registered in the names of the Purchasers as set forth in the Purchase Agreement (the "Common Stock" and, together with the Ancillary Closing Documents (as defined below), (the Purchase Agreement, Common Stock and Ancillary Closing Documents collectively, referred to as the "Consideration").

     C. The Escrow Agent is willing to act as escrow agent pursuant to the terms of this Agreement and the Purchase Agreement with respect to One Hundred Thousand Dollars ($100,000) (the "Escrowed Funds"), which is part of the Purchase Price and which is to remain in escrow until settlement agreements and releases have been obtained from all the creditors listed on Schedule A to this Agreement.

     D. Upon the closing of the transaction contemplated by the Purchase Agreement (the "Closing") and the occurrence of an event described in Section 2 below, the Escrow Agent shall cause the distribution of part of the Purchase Price, Ancillary Closing Documents and the Common Stock in accordance with the terms of this Agreement.

     E. Upon the occurrence of an event described in Section 2(e) below, the Escrow Agent shall cause the distribution of the Escrowed Funds in accordance with the terms of this Agreement.

     F. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     NOW, THEREFORE, IT IS AGREED:

     1.  Deposit of Consideration.
         ------------------------

          (a) Upon execution of this Agreement, the Purchasers shall deposit with the Escrow Agent a copy of the Purchase Agreement, and this Escrow Agreement or a counterpart thereof, each executed by the Purchasers, the Purchase Price. Upon execution of this Agreement the Company shall deliver to the Escrow Agent (i) the Purchase Agreement or a counterpart thereof signed by the Company, (ii) this Escrow Agreement or a counterpart thereof signed by the Company, (iii) certificates (with the appropriate restrictive legends) registered in the names of the Purchasers, as set forth in Schedule 1 to the Purchase Agreement, representing a number of common shares of the Company equal to an aggregate of Seventeen Million (17,000,000), held for the purpose of the purchase by the Purchasers, (iv) bank wiring instructions for transfer of the Purchase Price by the Escrow Agent into an account specified by the Company for such purpose. In addition, upon the execution of this Agreement the Company shall deposit or cause to be deposited with the Escrow Agent an opinion of the Company's counsel addressed to the Purchasers in the form of Exhibit D attached to the Purchase Agreement and the schedules to the Purchase Agreement (such opinion and schedules being hereinafter referred to as the "Ancillary Closing Documents").

          (i) The Purchase Price shall be delivered by the Purchasers to the Escrow Agent by wire transfer to the following account:

              Bank of New York
              100 East 42/nd/ Street
              New York, NY 10017
              ABA# 021000018
              Kaplan Gottbetter & Levenson, LLP
              Acct# 6300584649
              Reference: GEM-RCOM

          (ii) The Common Stock and Ancillary Closing Documents shall be delivered by the Company to the Escrow Agent at its address for notice indicated in Section 5(a)(ii).

     (b) Until termination of this Agreement as set forth in Section 2, all additional amounts of the Purchase Price paid by or which becomes payable between the Company and the Purchasers shall be deposited with the Escrow Agent.

     (c) The Escrow Agent agrees to hold the Consideration and the Purchase Price received by it in accordance with the terms and conditions set forth herein until it has received all of the consideration;

     (d) The Purchasers and the Company understand that the Purchase Price delivered to the Escrow Agent pursuant to Section 1(a) shall be held in escrow in a non-interest bearing IOLA account until the Closing. The Purchase Price will be returned promptly to the Purchasers if all of

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the Consideration is not received on or before June 30, 1999. After all of the
Consideration has been received by the Escrow Agent, the parties hereto hereby authorize, direct and instruct the Escrow Agent to promptly effect the Closing in accordance with the terms set forth below.

     (e) The Purchasers and the Company understand that the Escrowed Funds delivered to the Escrow Agent pursuant to Section 1(a) shall be held in escrow in a separate interest bearing escrow account. The Escrowed Funds will be used for the purpose of satisfying settlement agreements and obtaining releases from all of the creditors listed on Schedule A.

     2.  Terms of Escrow.
         ---------------

     (a) The Escrow Agent shall hold the Consideration in escrow until the earlier to occur of (i) the receipt by the Escrow Agent of the total amount of the Purchase Price from the Purchaser or (ii) the receipt by the Escrow Agent of a notice, executed by each of the Company and the Purchaser, stating that the Purchase Agreement has been terminated or otherwise directing the disposition of the Consideration.

     (b) If the Escrow Agent receives the items referenced in clause (i) of
Section 2(a) prior to its receipt of the notice referenced in clause (ii) of
Section 2(a), then, the Escrow Agent shall deliver as soon as practicable, but in no event later than three (3) business days, the Common Stock and the Ancillary Closing Documents executed by the Company to the Purchasers or pursuant to their respective written instructions and shall deliver immediately to the Company $70,000 of the Purchase Price.

     (c) If the Escrow Agent receives the notice referenced in clause (ii) of
Section 2(a) prior to its receipt of the items referenced in clause (i) of
Section 2(a), then the Escrow Agent shall promptly deliver the Purchase Price, Common Stock and Ancillary Closing Documents as specified in such notice. The parties agree that if such notice is silent as to the delivery of such items, the Escrow Agent shall promptly upon receipt of such notice return (i) the Purchase Price to the Purchasers, (ii) the Common Stock to the Company and (iii) the Ancillary Closing Documents to the party that delivered the same.

     (d) The Escrow Agent shall hold the Escrowed Funds until the Company has received settlement agreements and releases from all the creditors listed on Schedule A. Upon the receipt of executed settlement agreements between the Company and each of the creditors listed on Schedule A for the amount listed opposite their name, the escrow agent shall release the portion of Escrowed Funds to such creditor by wire transfer, attorney's check or certified check. Any amount of the Escrowed Funds remaining in escrow after settlement agreements and releases from the creditors have been obtained, shall be released to the Company.

     3.  Duties and Obligations of the Escrow Agent.
         ------------------------------------------

     (a) The parties hereto agree that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other. The Escrow Agent's duties are as a depositary

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

only, and the Escrow Agent shall incur no liability whatsoever, except as a direct result of its willful misconduct or gross negligence.

     (b) The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     (c) The Escrow Agent shall not be bound in any way by the terms of any other agreement to which the Purchasers and the Company are parties, whether or not it has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not any other agreement has been complied with by the Purchasers and the Company, or any other party thereto. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed jointly by each of the Purchasers and the Company, and agreed to in writing by the Escrow Agent.

     (d) If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, other than to keep safely all property held in escrow or to take certain action, until it shall jointly be directed otherwise in writing by the Purchasers and the Company or by a final judgment of a court of competent jurisdiction.

     (e) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

     (f) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it or in respect of the Consideration.

     (g) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Consideration, it may do so by delivering the same to any other escrow agent mutually agreeable to the Purchasers and the Company and, if no such escrow agent shall be selected within three days of the Escrow Agent's notification to the Purchasers and the Company of its desire to so relinquish custody of the Consideration, then the Escrow Agent may do so by delivering the Consideration to the clerk or other proper officer of a court of competent jurisdiction as may be permitted by law. The fee of any court officer shall be borne by the Company. Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Consideration and this Agreement and the Company and the Purchasers shall promptly

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pay to the Escrow Agent all monies which may be owed it for its services hereunder, including, but not limited to, reimbursement of its out-of-pocket expenses pursuant to paragraph (i) below.

     (h) This Agreement shall not create any fiduciary duty on the Escrow Agent's part to the Purchasers or the Company, nor disqualify the Escrow Agent from representing either party hereto in any dispute with the other, including any dispute with respect to the Consideration.

     (i) The Escrow Agent represents that it is counsel to at least one of the Purchasers. The parties agree that the Escrow Agent's engagement as provided for herein is not and shall not be objectionable for any reason.

     (j) Upon the performance of this Agreement, the Escrow Agent shall be deemed released and discharged of any further obligations hereunder.

     4.  Indemnification.
         ---------------

     (a) The Purchasers hereby indemnify and hold free and harmless Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts paid in settlement) resulting from claims asserted by the Company against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

     (b) The Company hereby indemnifies and holds free and harmless Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amount paid in settlement) resulting from claims asserted by the Purchasers against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

     (c) The Purchasers and the Company, jointly and severally, hereby indemnify and hold the Escrow Agent harmless from and against any and all losses, damages, taxes, liabilities and expenses that may be incurred by the Escrow Agent, arising out of or in connection with its acceptance of appointment as the Escrow Agent hereunder and/or the performance of its duties pursuant to this Agreement, the Purchase Agreement, and the Common Stock, including, but not limited to, all legal costs and expenses of the Escrow Agent incurred defending itself against any claim or liability in connection with its performance hereunder, provided that the Escrow Agent shall not be entitled to any indemnity for any losses, damages, taxes, liabilities or expenses that directly result from its willful misconduct or gross negligence.

     (d) In the Event of any legal action between the Parties to this Agreement to enforce any of its terms, the legal fees of the prevailing Party shall be paid by the Party (ies) who did not prevail.

     5.  Miscellaneous.
         -------------

     (a) All notices, requests, demands and other communications hereunder shall be in writing, sent by telecopier, upon proof of sending thereof to the following addresses:

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

          (i)      If to the Company:             with a copy to:

                   Mr. Art Rancis
                   Chief Executive Officer
                   Racom Systems, Inc.
                   6080 Greenwood Plaza Blvd.
                   Greenwood Village, CO 80111
                   Tel.:  (303) 771-2077
                   Fax:  (303) 771- 4708

          (ii)     If to the Purchasers:

                   At the fax number set forth in the Purchase Agreement

          (iii)    If to the Escrow Agent:

                   Kaplan Gottbetter & Levenson, LLP
                   Attn: Adam S. Gottbetter, Esq.
                   630 Third Avenue, 5/th/ Floor
                   New York, NY 10017
                   Tel: 212-983-0532
                   Fax: 212-983-9210

or at such other address as any of the parties to this Agreement may hereafter designate in the manner set forth above to the others.

     (b) This Agreement shall be construed and enforced in accordance with the law of the State of New York applicable to contracts entered into and performed entirely within New York.

     (c) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     6.  Termination of Escrow.
         ---------------------

     This Escrow Agreement shall begin upon the date hereof and shall terminate either pursuant to Section 2(a) or (d) or the release of the Escrowed Funds. Upon the termination of the Escrow Agreement, the Escrow Agent shall distribute any remaining amount of the Escrowed Funds to the Company.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Escrow Agent:                           The Company:

Kaplan Gottbetter & Levenson, LLP       RACOM SYSTEMS, INC.


/s/  Adam S. Gottbetter                 By: /s/ Art Rancis
--------------------------------            ---------------------------------
                                            Name:  Art Rancis
                                            Title: Chief Executive Officer

                                        Purchasers:

                                        GEM SINGAPORE PTE LTD.


                                        By: /s/ Margareta Hedstrom
                                            ---------------------------------
                                            Name:  Margareta Hedstrom
                                            Title: President


                                        TURBO INTERNATIONAL LTD.


                                        By: /s/ Martin Christen
                                            ---------------------------------
                                            Name:  Martin Christen
                                            Title: Director

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

                                   SCHEDULE A
                                   ----------


Creditor                     Amount Owed         Settlement Amount
--------                     -----------         -----------------


Arapahoe County Treasurer     $6,769.91           $3,385

Holland & Hart               $24,973.67          $12,487

John A. Hinds                $20,000             $0

LaSalle Partners             $38,893.87          $19,447

Merrill Corporation           $7,650.11           $3,825

Murrel Public Relations      $16,006.09           $8,003

NASDAQ Stock Market           $5,000              $5,000

Picopak                      $32,417.43          $16,209

Ramtron International        $52,802.82          $26,401

US West Communications        $8,176.11           $4,088
                             ==========         ========

     Total                  $212.690.01         $100,000

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